UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2007

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 8.01	Other Events.

On June 30, 2007, Rainbow Media Holdings, LLC, a wholly-owned subsidiary of Cablevision Systems Corporation and CSC Holdings, Inc., completed its sale to Comcast Corporation of (i) its subsidiary owning a 60% interest in SportsChannel Pacific Associates, which owns the FSN Bay Area regional sports programming network, and (ii) its subsidiaries owning a 50% interest in SportsChannel New England Limited Partnership, which owns the FSN New England regional sports network, for aggregate consideration, including certain closing adjustments, of approximately $581 million. The aggregate consideration is subject to certain customary post-closing working capital adjustments.

As a result, Comcast Corporation owns 100% of SportsChannel New England Limited Partnership and 60% of SportsChannel Pacific Associates. The remaining 40% interest in SportsChannel Pacific Associates is indirectly owned by a subsidiary of Fox Sports Net, Inc.

The Purchase Agreement relating to the sale was filed as Exhibit 99.1 to the Registrants’Current Report on Form 8-K, filed on May 2, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Wm. Keith Harper

	Name: Title:	Wm. Keith Harper Senior Vice President and Controller

Dated: July 2, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC. (Registrant)
By:	/s/ Wm. Keith Harper

	Name: Title:	Wm. Keith Harper Senior Vice President and Controller

Dated: July 2, 2007

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